CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                             WITH RESPECT TO FORM S-8

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 8, 2000 and September 2, 1999 included in the ABC-NACO Inc. and Subsidiaries' Form 10-K for the five months ended December 31, 1999 and Form 10-K for the year ended July 31, 1999, respectively, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
------------------------
Chicago,  Illinois
May  16,  2000